Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.5

INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and between

KONTOOR BRANDS, INC.

and

[—]

Dated as of [—]

Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of [—], 2019 (the “Effective Date”), is made by and between Kontoor Brands, Inc., a North Carolina corporation (“Kontoor Brands”) and [—], a [—] (“Licensee”).

WHEREAS, pursuant to the Separation and Distribution Agreement between V.F. Corporation (“VF”) and Kontoor Brands of even date herewith (the “Separation and Distribution Agreement”), VF has contributed, transferred and conveyed to Kontoor Brands certain of VF’s assets, and Kontoor Brands has assumed certain of VF’s liabilities, in each case, related to the Jeanswear Business, and as a result of such transactions, Kontoor Brands will operate separately from VF after the date hereof.

WHEREAS, as a result of the transactions contemplated by the Separation and Distribution Agreement, Licensee will be a Subsidiary of VF and a member of the VF Group;

WHEREAS, Licensee, on behalf of itself and the other members of the VF Group, desires to obtain, and Kontoor Brands, on behalf of itself and the other members of its Group, is willing to grant, certain rights and licenses to use the Licensed Kontoor Brands IP (as defined below) in connection with the VF Business solely as set forth in this Agreement; and

WHEREAS, the Separation and Distribution Agreement requires the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Definitions. For the purposes of this Agreement the following terms shall have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“Agreement” has the meaning set forth in the preamble.

“Effective Date” has the meaning set forth in the preamble.

“Kontoor Brands” has the meaning set forth in the preamble.

“Licensee” has the meaning set forth in the preamble.

“Licensed VF Business” has the meaning set forth in Section 2.01.

“Licensed Kontoor Brands IP” has the meaning set forth in Section 2.01.

“Separation and Distribution Agreement” has the meaning set forth in the recitals.

“VF” has the meaning set forth in the preamble.

“Kontoor Brands License” has the meaning set forth in Section 2.01.

Section 1.02. Other Definitional and Interpretative Provisions. (a) In this Agreement, unless the context clearly indicates otherwise:

(i) words used in the singular include the plural and words used in the plural include the singular;

Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

(ii) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(iii) except as otherwise clearly indicated, reference to any gender includes the other gender;

(iv) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(v) reference to any Article or Section means such Article or Section of this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(vi) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(ix) relative to the determination of any period of time, “from” means “from and including,” “to” means “to and including” and “through” means “through and including”;

(x) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(xi) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States.

ARTICLE 2

GRANT OF LICENSE

Section 2.01. Kontoor Brands License. Effective as of immediately prior to the contribution of the VF Assets and VF Liabilities to LBI, Kontoor Brands (on behalf of itself and the other members of its Group) hereby grants to Licensee and the other members of the VF Group a non-exclusive, worldwide, fully paid-up, royalty-free, non-transferable (except as set forth herein), non-sublicensable (except as set forth herein) license (the “Kontoor Brands License”) under the Intellectual Property included in the Kontoor Brands Assets (excluding any Trademarks) (collectively, the “Licensed Kontoor Brands IP”) to use, reproduce, create derivative works of, modify, distribute, make, have made, sell, offer for sale or import products and services solely in connection with the operation of the VF Business as conducted as of the Distribution Time and the natural extensions and evolutions thereof (the “Licensed VF Business”).

Section 2.02. Sublicensing. The Kontoor Brands License includes the right for Licensee to grant a sublicense to manufacturers, suppliers, distributors, contractors or consultants of the Licensed VF Business solely for the purpose of providing products and services to, or otherwise acting on behalf of and at the direction of, Licensee; provided that (i) each permitted sublicensee under this Section 2.02 shall be bound by all obligations of Licensee under this Agreement relating to the Kontoor Brands License; (ii) Licensee shall be liable for any breach of the terms and conditions of this Agreement with respect to the Kontoor Brands License by any such sublicensee and (iii) any sublicense granted hereunder shall terminate upon the termination of the Kontoor Brands License.

Section 2.03. Retention of Rights. Licensee (on behalf of itself and the other members of the VF Group) acknowledges and agrees that, with respect to the Licensed Kontoor Brands IP, (i) as between the VF Group and

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Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

the Kontoor Bands Group, Kontoor Brands and the other members of its Group are the sole and exclusive owners of all right, title and interest in and to such Licensed Kontoor Brands IP and (ii) the Kontoor Brands License (including any sublicensing rights granted in Section 2.02) is subject to, and limited by, any and all licenses, rights, limitations and restrictions with respect to the Licensed Kontoor Brands IP previously granted to or otherwise obtained by any third party that are in effect as of the date hereof. All rights not expressly granted by Kontoor Brands (on behalf of itself and the other members of its Group) herein are hereby retained by the Kontoor Brands Group.

Section 2.04. Assistance. Notwithstanding anything in this Agreement to the contrary, with respect to the Licensed Kontoor Brands IP, neither Kontoor Brands nor any other member of its Group shall be obligated to provide any materials or embodiments of or related to such Licensed Kontoor Brands IP or any documentation, assistance, training, guidance, maintenance, support or any other service of any kind whatsoever to the Licensee, any other member of the VF Group, or any of Licensee’s permitted sublicensees with respect to its or their use, installation or maintenance of such Licensed Kontoor Brands IP.

Section 2.05. Fair Use. Nothing herein shall prevent, restrict or otherwise limit Licensee and the other members of the VF Group from (i) stating the historical relationship between the Jeanswear Business and VF for informational purposes and, to the extent feasible, with reasonable notices, indications or legends indicating that VF and its Group are no longer affiliated with the Jeanswear Business or (ii) making any use of the Trademarks included in the Kontoor Brands Assets that would constitute “fair use” or otherwise not be prohibited under Applicable Law if such use were made by a third party, or otherwise is required under Applicable Law.

ARTICLE 3

GENERAL

Section 3.01. Assignment. The provisions of this Agreement (including the Kontoor Brands License) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including the Kontoor Brands License) without the consent of the other party hereto. If any party or any of its successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under the Distribution Documents.

Section 3.02. Interpretation; Incorporation of Terms by Reference. This Agreement is an “Ancillary Agreement” as such term is defined in the Separation and Distribution Agreement and shall be interpreted in accordance with the terms of the Separation and Distribution Agreement in all respects; provided that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Separation and Distribution Agreement in respect of the subject matter of this Agreement, the terms of this Agreement shall control in all respects. Article 6 (other than Section 6.03 and 6.04) of the Separation and Distribution Agreement shall each be incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided that any such provisions therein binding with respect to VF shall, for the purposes of this Agreement, be binding on Licensee.

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Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

Kontoor Brands, Inc.

By:
Name:
Title:

[—]

By:
Name:
Title:

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